EXHIBIT 10.2

February 28, 1999


BlackRock Financial Management, Inc.
345 Park Avenue
New York, New York  10154

Dear Sirs:

          The undersigned (the "Company") hereby reconfirms its engagement of BlackRock Financial Management, Inc. ("BlackRock") as a consultant to perform services on the terms and conditions set forth below.

          1. DUTIES. BlackRock shall, on a continuous basis, (i) monitor the Company's securities portfolio and report to the Company's Board of Directors (the "Board") on the portfolio's value, credit quality and susceptibility to changes in interest rates and other factors BlackRock deems relevant, (ii) advise the Company in connection with the sale of portfolio securities, and
(iii) perform such other consulting services as respects the Company's portfolio, and administrative services for the Company, as are agreed to between BlackRock and the Company from time to time. The Company is not engaging BlackRock to manage any portion of its securities portfolio and the parties hereto acknowledge that BlackRock is not acting as an investment manager to the Company.

          2. REPRESENTATIONS BY COMPANY. The Company represents and warrants that (a) it has all requisite authority to appoint BlackRock hereunder, (b) the terms of the Agreement do not conflict with any obligation by which the Company is bound, whether arising by contract, operation of law or otherwise, (c) this Agreement has been duly authorized by appropriate corporate action and (d) no waiver, consent, regulatory approval or other similar action is required to be obtained in connection with the appointment of BlackRock hereunder which has not already been obtained.

          3. TERM. BlackRock's engagement hereunder shall be deemed to have commenced as of January 1, 1999 and shall terminate on January 15, 2000; provided, however, either party may terminate this Agreement without cause without penalty at any time upon 15 days' written notice to the other party.

          4. COMPENSATION. For all services to be rendered to the Company during the term of this Agreement and any renewal, the Company agrees to pay BlackRock $125,000 per month, in arrears on the first business day of each month, appropriately prorated for any partial periods. BlackRock shall not be responsible for any expenses of the Company.

          5. CONFIDENTIALITY. (a) BlackRock acknowledges that the information and knowledge obtained from the Company in the course of its performance of the services requested hereunder relating to the Company's business (the "Confidential Information") are of a confidential nature. BlackRock shall, and shall ensure that its employees and its representatives, use commercially reasonable efforts to take all actions necessary and appropriate to preserve the confidentiality of the Confidential Information and prevent (i) the disclosure of the Confidential Information to any person other than employees and representatives of BlackRock who have a need to know to perform their duties hereunder and (ii) the use of Confidential Information other than in connection with the performance of its duties hereunder.

                  (b) The foregoing provision shall not apply to Confidential Information that (i) otherwise entered the public domain through lawful means,
(ii) is or becomes generally available to the public other than as a result of a disclosure by BlackRock in violation of this Section 5, (iii) was or is disclosed to BlackRock by a third party on a non-confidential basis and which BlackRock reasonably believes is without a breach of an obligation of confidentiality, (iv) was known by BlackRock prior to its receipt from the Company, (v) was developed by BlackRock independently of any disclosures previously made by the Company to BlackRock of such information, or (vi) is required to be disclosed by BlackRock in connection with any judicial, regulatory or other proceeding involving the Company or BlackRock or any of its employees (whether or not such proceeding involves third parties), provided that BlackRock first gives written detailed notice thereof to the Company as soon as possible prior to such disclosure, unless such notice would be unlawful.

                  (c) BlackRock acknowledges that the improper use or disclosure of any Confidential Information may cause irreparable damage, and that the Company shall have the right to seek injunctive relief to prevent such unauthorized use or disclosure, and to such damages as are occasioned by such unauthorized use or disclosure.

          6. OTHER ASSIGNMENTS. Nothing in this Agreement shall prevent BlackRock or any officer, employee or other affiliate thereof from acting as a consultant for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict BlackRock or any of its shareholders, officers, employees or agents from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that BlackRock will not undertake activities which, in its judgment, will substantially and adversely affect the performance of its obligations under this Agreement.

          7. RELIANCE BY BLACKROCK. In the performance of its duties under this Agreement, BlackRock shall at all times be entitled to rely on advice of its or the Company's counsel, accountants and tax advisers as to any requirements imposed by (i) the Company's intent to be eligible for taxation as a real estate investment trust as defined in Sections 856-860 of the Internal Revenue Code of 1986; (ii) the Company's status as an entity exempt from regulation under the Investment Company Act of 1940; (iii) any other applicable provision of law; and
(iv) the provisions of the Articles of Incorporation and By-Laws of the Company, as such documents are amended from time to time; and BlackRock shall also be entitled to rely on the policies and determinations of the Board communicated to BlackRock in writing. BlackRock shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of such persons.

          8. SURVIVAL. The provisions of Sections 5, 11 and this Section 8 shall survive the termination of this Agreement.

          9. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be constructed in accordance with the internal laws of the State of New York.

          10. COUNTERPARTS. This Agreement may be executed counterparts, each of which shall be deemed to be an original.

          11. LIMITATION OF LIABILITY; INDEMNITY; RESERVE ESCROW. (a) The Company agrees that BlackRock shall not be liable to the Company, its affiliates or their directors, officers or stockholders for any losses, damages, expenses or claims occasioned by any act or omission of BlackRock, its directors, officers, stockholders, employees or agents in connection with the performance of its services hereunder, other than as a result of its own bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder, or as otherwise required by applicable law.

                  (b) The Company agrees to indemnify BlackRock, its stockholders, officers, directors, employees and agents against and hold them harmless from any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees), demands or claims arising out of any claim asserted or threatened to be asserted by any third party in connection with BlackRock's serving or having served as a consultant, pursuant to this Agreement; provided, however, that BlackRock shall not be entitled to indemnification with respect to any liabilities, losses, damages, costs, expenses, demands or claims which were found by a court of competent jurisdiction (in a final judgment from which no appeal may be taken) to have been caused by its own bad faith, gross negligence, willful misconduct or reckless disregard of its duties hereunder. The Company shall advance to BlackRock the reasonable costs and expenses of investigating and/or defending any such claim, subject to receiving a written undertaking from BlackRock to repay any such amounts advanced to it in the event and to the extent of such determination that BlackRock was not entitled to indemnification hereunder.

                  (c) The Company agrees to segregate, within 45 days of the date of this Agreement, agency pass-through certificates having a then-current market value of $2,500,000 (the "Certificates"). The Company shall have the sole right at any time to substitute for the Certificates cash or cash equivalent securities in an amount equal to $2,000,000. The Company agrees that either the Certificates, including any proceeds from the sale thereof up to $2,000,000, or such cash or cash equivalent securities, as the case may be, shall be set aside to satisfy the Company's indemnification obligations to BlackRock as set forth in Section 11(b) of this Agreement and shall so remain for a minimum of three years after the date that substantially all of the Company's assets are sold, unless a portion of the funds are needed to satisfy the Company's indemnification obligations to BlackRock. At the end of such three year period, if BlackRock is the subject of any asserted or threatened claim or reasonably believes that it will be the subject of any such claim, then the Company will continue to set aside any then remaining amounts until such time that a final resolution of such asserted or threatened claim has occurred. If BlackRock is not the subject of any asserted or threatened claim or does not reasonably believe it will be the subject of any such claim at the end of the three year period, then such amounts may be used for such other purposes as the Company determines.

          12. ASSIGNMENT. BlackRock agrees not to assign this Agreement or the obligations to be performed by it hereunder without the consent of the Company.

          13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating its subject matter, and supersedes any previous understandings with respect thereto.

          14. AMENDMENT. This Agreement may be amended only by a written instrument executed by both of the parties hereto.

          15. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by certified mail, return receipt requested, or overnight courier, to the address of the applicable party, except that notices to the Company shall be sent to the attention of Mr. Frederick N. Khedouri, Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, facsimile:
212-272-2295, with a copy to James R. Tanenbaum, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York, 10038, facsimile: 212-806-6006. Any correspondence to BlackRock can be sent to the attention of Robert Connolly, General Counsel, BlackRock Financial Management, Inc., 345 Park Avenue, New York, New York 10154, facsimile: 212-409-3744.

          If you agree with the foregoing, please sign and return a copy of this Agreement.

                                     Sincerely,

                                     LASER MORTGAGE MANAGEMENT, INC.


                                     By: /s/ Frederick N. Khedouri
                                        -----------------------------
                                        Name:  Frederick N. Khedouri
                                        Title: President

Agreed to and Accepted By:

BLACKROCK FINANCIAL MANAGEMENT, INC.


By: /s/ Robert Kapito
-----------------------
Name: Robert Kapito
Title: Vice Chairman